Quantenna Communications

Second Quarter 2017

Financial Commentary
August 7, 2017

Key Financial Metrics from the Quarter

- Revenue of $47.1 million vs:
  - $33.0 million in Q2'FY16 grew 43% Y/Y
  - $37.9 million in Q1'FY17 grew 24% Q/Q
- GAAP gross margin of 50.5%
- Non-GAAP gross margin of 50.6% vs:
  - 49.5% in Q2'FY16 grew 110bps Y/Y
  - 49.2% in Q1'FY17 grew 140bps Q/Q
- Operating margin in Q2'FY17:
  - 0.7% GAAP
  - 6.2% Non-GAAP
- GAAP EPS $0.00 in Q2'FY17
- Non-GAAP diluted EPS $0.07 in Q2'FY17 vs:
  - $0.02 in Q2'FY16
  - $0.03 in Q1'FY17
- Cash from operations $7.4 million
- Cash, cash equivalents & marketable securities $124.4 million
- DSO 34 days, down 8 days Q/Q
- Annualized inventory turns 4.4x down from 5.8x Q/Q

Third Quarter FY 2017 Guidance

- Revenue: $49.0 to $51.0 million
- GAAP gross margin: 46.9%, +/- 100bps
- Non-GAAP gross margin: 47.0%, +/- 100bps
- GAAP OPEX: flat to down 4% Q/Q
- Non-GAAP OPEX: flat to down 5% Q/Q
- Tax Rate: 5%
- GAAP EPS: $0.00 - $0.02
- Non-GAAP EPS: $0.07 - $0.09

Key Highlights from the Quarter

- Record revenue of $47.1 million, representing year over year growth of 43% over the second quarter of 2016 and 24% sequential growth over the first quarter of 2017.
- GAAP operating income grew to $0.3 million, and non-GAAP operating income grew to $2.9 million, or 6.2% of revenue. Non-GAAP operating income was a quarterly record and represented a three-fold increase over the second quarter of 2016.
- Cash from operations totaled $7.4 million or $0.19 per fully diluted share while cash, cash equivalents and marketable securities grew $10.0 million sequentially to $124.4 million or $3.23 per fully diluted share.
- Announced a high end GPON gateway product with ZTE featuring Quantenna's award-winning 4x4 802.11ac Wave 2 QSR1000 chipset. This solution addresses the typical Wi-Fi residential bottleneck that occurs when coupled with high speed optical networks.
- Surpassed 50 service providers in deployment with our solutions as we extend our technology leadership into new market applications and geographies.

Financial Results Call and Webcast

Our Q2 financial results webcast and call will commence on August 7, 2017 at 2:00 p.m. PT (5:00 p.m. ET). The webcast may be accessed at http://ir.quantenna.com/.

An archive of the webcast will be available for 90 days from the date of this release.

Quantenna Communications, Inc.

Revenue Segmentation by WiFi Technology

(in percentage of revenue, unaudited)

Period Ending	Q3 2015 Sep 27 '15	Q4 2015 Dec 27 '15	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17
802.11n	37%	43%	37%	19%	29%	15%	18%	17%
802.11ac Wave 2	52%	47%	61%	80%	71%	84%	79%	79%
802.11ac Wave 3 (10G)	0%	0%	0%	0%	0%	1%	3%	4%
Total Semi Revenue	**89%**	**90%**	**98%**	**99%**	**100%**	**100%**	**100%**	**100%**
Other	11%	10%	2%	1%	0%	0%	0%	0%
Total Revenue	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**

August 7, 2017 Quantenna Q2 2017 Financial Results Page 1 of 4

Quantenna Communications, Inc.

Consolidated Statements of Operations (GAAP)

(in thousands, unaudited)

Period Ending	Q3 2015 Sep 27 '15	Q4 2015 Dec 27 '15	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17
Revenue	$ 21,806	$ 25,412	$ 24,437	$ 33,035	$ 34,105	$ 37,492	$ 37,891	$ 47,085
COGS	11,395	12,425	12,534	16,671	17,247	18,188	19,307	23,314
Gross Margin	10,411	12,987	11,903	16,364	16,858	19,304	18,584	23,771
GM % of revenue	*47.7%*	*51.1%*	*48.7%*	*49.5%*	*49.4%*	*51.5%*	*49.0%*	*50.5%*
R&D	7,587	9,545	10,227	11,524	11,162	13,691	12,633	16,055
S&M	1,490	1,625	1,630	1,769	2,172	2,520	2,914	3,276
G&A	1,178	1,302	1,562	2,993	3,248	2,757	3,389	4,106
OPEX	10,255	12,472	13,419	16,286	16,582	18,968	18,936	23,437
OPEX % of revenue	47.0%	49.1%	54.9%	49.3%	48.6%	50.6%	50.0%	49.8%
Operating Income (loss)	$ 156	$ 515	$ (1,516)	$ 78	$ 276	$ 336	$ (352)	$ 334
OpInc % of revenue	0.7%	2.0%	-6.2%	0.2%	0.8%	0.9%	-0.9%	0.7%
Interest & Other Income (loss)	(188)	(50)	(182)	(291)	(241)	10	3	45
Pretax Income (loss)	(32)	465	(1,698)	(213)	35	346	(349)	379
Taxes	40	38	17	21	14	314	535	210
Tax Rate	-125%	8%	-1%	-10%	40%	91%	-153%	55%
Net Income (loss)	$ (72)	$ 427	$ (1,715)	$ (234)	$ 21	$ 32	$ (884)	$ 169

Consolidated Statements of Operations (Non-GAAP)

(in thousands, unaudited)

Period Ending	Q3 2015 Sep 27 '15	Q4 2015 Dec 27 '15	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17
Revenue	$ 21,806	$ 25,412	$ 24,437	$ 33,035	$ 34,105	$ 37,492	$ 37,891	$ 47,085
COGS	11,393	12,422	12,531	16,668	17,238	18,170	19,264	23,272
Gross Margin	10,413	12,990	11,906	16,367	16,867	19,322	18,627	23,813
GM % of revenue	*47.8%*	*51.1%*	*48.7%*	*49.5%*	*49.5%*	*51.5%*	*49.2%*	*50.6%*
R&D	7,515	9,468	10,126	11,402	10,931	13,234	11,428	14,641
S&M	1,464	1,599	1,600	1,739	2,112	2,392	2,561	2,866
G&A	1,065	1,163	1,392	2,262	2,514	2,494	2,886	3,398
OPEX	10,044	12,230	13,118	15,403	15,557	18,120	16,875	20,905
OPEX % of revenue	46.1%	48.1%	53.7%	46.6%	45.6%	48.3%	44.5%	44.4%
Operating Income (loss)	$ 369	$ 760	$ (1,212)	$ 964	$ 1,310	$ 1,202	$ 1,752	$ 2,908
OpInc % of revenue	1.7%	3.0%	-5.0%	2.9%	3.8%	3.2%	4.6%	6.2%
Interest & Other Income (loss)	(188)	(50)	(182)	(291)	(241)	10	3	45
Pretax Income (loss)	181	710	(1,394)	673	1,069	1,212	1,755	2,953
Taxes	40	38	17	21	14	314	535	210
Tax Rate	22%	5%	-1%	3%	1%	26%	30%	7%
Net Income (loss)	$ 141	$ 672	$ (1,411)	$ 652	$ 1,055	$ 898	$ 1,220	$ 2,743

GAAP to Non-GAAP Reconciling Items

(in thousands, unaudited)

Period Ending	Q3 2015 Sep 27 '15	Q4 2015 Dec 27 '15	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17
Stock Based Compensation								
COGS	$ 2	$ 3	$ 3	$ 3	$ 9	$ 18	$ 43	$ 42
R&D	72	77	101	122	231	457	1,205	1,414
S&M	26	26	30	30	60	128	353	410
G&A	113	139	170	731	734	263	503	708
Total	$ 213	$ 245	$ 304	$ 886	$ 1,034	$ 866	$ 2,104	$ 2,574

August 7, 2017 Quantenna Q2 2017 Financial Results Page 2 of 4

Quantenna Communications, Inc.

Consolidated Balance Sheet

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17
Assets						
Current assets						
Cash and cash equivalents & marketable securities	$ 20,744	$ 16,943	$ 17,822	$ 117,045	$ 114,401	$ 124,389
Accounts receivable	13,569	20,813	17,306	14,480	17,812	17,696
Inventory	7,259	7,449	10,268	15,820	13,361	20,985
Restricted Cash	-	1,500	1,559	-	-	-
Prepaid expenses and other current assets	1,743	1,666	1,842	2,470	3,745	4,332
Total current assets	43,315	48,371	48,797	149,815	149,319	167,402
Property and equipment, net	2,828	3,548	3,842	4,742	6,025	6,380
Other assets	178	1,311	2,443	232	743	769
Total assets	$ 46,321	$ 53,230	$ 55,082	$ 154,789	$ 156,087	$ 174,551
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders' Equity (Deficit)						
Current liabilities						
Accounts payable	$ 5,927	$ 3,778	$ 6,038	$ 7,776	$ 1,896	$ 10,527
Accrued liabilities and other current liabilities	7,517	10,626	11,910	11,801	18,163	22,021
Long-term debt, current portion	3,552	2,102	2,218	2,257	2,288	2,563
Total current liabilities	16,996	16,506	20,166	21,834	22,347	35,111
Long-term debt	1,386	7,967	4,342	3,680	3,539	2,445
Other long term liabilities			578	527	0	425
Convertible preferred stock warrant liability	265	300	364	-	-	-
Total liabilities	18,647	24,773	25,450	26,041	25,886	37,981
Convertible preferred stock	184,704	184,704	184,704	-	-	-
Stockholders' equity (deficit)						
Common stock	-	-	-	3	3	3
Additional paid-in capital	4,364	5,381	6,534	290,319	292,710	298,943
Accumulated deficit and accumulated other comprehensive loss	(161,394)	(161,628)	(161,606)	(161,574)	(162,512)	(162,376)
Total stockholders' equity (deficit)	(157,030)	(156,247)	(155,072)	128,748	130,201	136,570
Total liabilities, conv prfrrd stock and stockholders' equity (defecit)	$ 46,321	$ 53,230	$ 55,082	$ 154,789	$ 156,087	$ 174,551

Condensed Consolidated Cash Flows

(in thousands, unaudited)

Period Ending	Q1 2016 Mar 27 '16	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17
Cash flows from operating activities						
Net income (loss)	$ (1,715)	$ (234)	$ 22	$ 32	$ (884)	$ 169
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities						
Depreciation and amortization	269	268	343	398	479	545
Stock-based compensation expense	304	886	1,009	866	2,104	2,574
Non-cash interest expense, net	34	(4)	110	182	135	62
Other	10	35	89	(22)	-	-
Remeasurement of preferred stock warrant liability						
Changes in assets and liabilities						
Accounts receivable	2,148	(7,244)	3,507	2,826	(3,332)	116
Inventory	148	(190)	(2,819)	(5,552)	2,459	(7,624)
Prepaid expenses and other current assets	(315)	273	(241)	(618)	(1,324)	(574)
Other assets	4	(59)	71	(66)	(511)	(27)
Accounts payable	10	(3,599)	2,453	2,940	(5,870)	8,522
Accrued liabilities	1,900	3,109	1,127	(379)	6,309	3,604
Net cash provided by (used in) operating activities	2,797	(6,759)	5,671	607	(435)	7,367
Cash flows from investing activities						
Purchase of property and equipment	(14)	(612)	(995)	(1,103)	(1,700)	(746)
Purchase of marketable securities						(71,169)
Proceeds from sale of marketable securities						4,994
Restricted cash	-	(1,500)	(59)	1,500	-	-
Net cash provided by (used in) investing activities	(14)	(2,112)	(1,054)	397	(1,700)	(66,921)
Cash flows from financing activities						
Proceeds from issuance of common stock, net of issuance cost	53	35	697	406	194	3,882
Proceeds from initial public offering, net of issuance costs	-	-	-	97,483	-	-
Principal payments on debt	(942)	(1,769)	(554)	(551)	(672)	(433)
Other	-	6,804	(3,881)	881	(31)	(65)
Net cash provided by (used in) financing activities	(889)	5,070	(3,738)	98,219	(509)	3,384
Net increase (decrease) in cash and cash equivalents	1,894	(3,801)	879	99,223	(2,644)	(56,170)
Cash and cash equivalents						
Beginning of period	18,850	20,744	16,943	17,822	117,045	114,401
End of period	20,744	16,943	17,822	117,045	114,401	58,231

August 7, 2017 Quantenna Q2 2017 Financial Results Page 3 of 4

Quantenna Communications, Inc. Non-GAAP Financial Measures In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release. Forward-Looking Statements This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s financial results for the second quarter ended July 2, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; quarterly fluctuations in revenues and operating results; ability to accurately predict future revenue and expenses; challenges developing new and leading edge products on a timely basis that achieve market acceptance; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; political uncertainty; potential changes in tax and other laws affecting Quantenna’s business; risks associated with acquisitions, divestitures and strategic partnerships; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, customers and end customers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry, adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the second quarter of 2017 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q, and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna Communications, Inc., which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. About Quantenna Communications Quantenna is a global leader and innovator of leading-edge performance Wi-Fi solutions. Quantenna introduced the world's first 10G Wi-Fi technology for a new generation of access points in home, enterprise and public spaces and continues to innovate. Quantenna's Wi-Fi solutions offer superior performance, and establish benchmarks for speed, range, efficiency and reliability. With MAUI, Quantenna's cloud-based Wi-Fi analytics platform that complement its chipset solutions, service providers can deliver real-time, automated Wi-Fi monitoring, optimization, and self-healing to their customers around the clock to help achieve the best Wi-Fi experience. Quantenna is Wi-Fi perfected. For more information, visit www.quantenna.com. August 7, 2017 Quantenna Q2 2017 Financial Results Page 4 of 4